Exhibit 3.121

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:26 PM 12/21/2006
FILED 11:13 PM 12/21/2006
SRV 061178467 – 4273256 FILE

CERTIFICATE OF FORMATION
OF
NRG TEXAS MAINTENANCE SERVICES LLC

This Certificate of Formation, dated December 21, 2006, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.             Name. The name of the Company is “NRG Texas Maintenance Services LLC”.

2.             Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

EXECUTED as of the date first written above.

/s/ Steve Winn
Steve Winn, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:43 PM 04/27/2007
FILED 12:35 PM 04/27/2007
SRV 070487729 – 4273256 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.             Name of Limited Liability Company:

NRG Texas Maintenance Services LLC

2.             The Certificate of Formation of the limited liability company is hereby amended as follows:

“1. Name: The name of the Company is “NRG Maintenance Services LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of April, A.D. 2007.

SOLE MEMBER:

NRG TEXAS LP

By:	New Genco GP, LLC
It’s Managing Partner

/s/ Thad Hill
Thad Hill, Authorized Person